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                                                                    EXHIBIT 99.2



                         BRUSH ENGINEERED MATERIALS INC.

                 ORGANIZATION AND COMPENSATION COMMITTEE CHARTER
           (as adopted by the Board of Directors on February 3, 2004)

PURPOSES

The Organization and Compensation Committee of the Board of Directors of Brush Engineered Materials Inc. (a) implements the Company's executive compensation program pursuant to authority delegated to the Committee by the Board, (b) establishes compensation of the Company's executive officers, (c) provides oversight of succession planning (d) administers the Company's equity incentive plans and (e) in accordance with federal securities laws, prepares an annual report on executive compensation for inclusion in the proxy statement relating to the Company's annual meeting of stockholders.

COMPOSITION

NUMBER. The size of the Committee shall be determined by the Board, subject to any requirements or limitations in the Company's certificate of incorporation or by-laws. The Board believes that the Committee should always have at least three members.

QUALIFICATIONS. Each Committee member will be "independent" under the rules of the New York Stock Exchange. Desirable qualifications for Committee members include experience in business management, executive compensation, employee benefits, and human resources.

APPOINTMENT. The Board will appoint Committee members based on recommendations of the Governance COMMITTEE. The Committee will select a Committee Chair from among its members. Each Committee member will serve at the pleasure of the Board for such term as the Board may decide or until such Committee member is no longer a Board member.

DUTIES AND RESPONSIBILITIES

The Committee has the following duties and responsibilities:

      1. Establish Executive Compensation Program. The Committee shall develop and implement the Company's compensation program for executive officers.

      2. Review and Approve Executive Officer Compensation. The Committee shall review and approve, at least annually, corporate goals and objectives relating to the compensation of the Chairman, President and CEO and the
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            other executive officers of the Company. The Committee will evaluate the performances of the executive officers in light of the corporate goals and objectives and set such executive officers' compensation based on those evaluations and such other factors as it deems appropriate. The Committee shall administer the Management Performance Compensation Plan and establish the aggregate amount of, and approve, the awards to executive officers pursuant thereto and shall approve any non-financial measurements and targets for executives under the Management Performance Compensation Plan and determine level of award at conclusion of the Plan year.

      3. Administer Equity Incentive Plans. Except as otherwise provided for in the Governance Committee Charter with respect to directors of the Board, the Committee shall administer the Company's equity incentive plans. The Committee, or a subcommittee, shall approve grants of stock options and other equity or equity-based awards in the manner, and on terms and conditions prescribed by, the Company's equity incentive plans.

      4. Recommend Incentive Plans. The Committee shall make recommendations to the Board with respect to cash incentive compensation plans for executive officers and with respect to equity based plans such as stock option plans. The Committee shall also oversee the individuals and committees responsible for administering these plans and monitor compliance with plan provisions.

      5. Oversee Regulatory Compliance. The Committee shall, in consultation with appropriate officers of the Company, oversee regulatory compliance with respect to compensation matters, including overseeing the Company's policies on structuring compensation programs regarding tax deductibility, and, as required, establishing performance goals and determining whether performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

      6. Review Severance Payments. The Committee shall review and approve any severance or other termination payments proposed to be made to any executive officer of the Company. The Committee shall review and approve any proposed severance or retention plans.

      7. Review of Employment Agreements. The Committee shall review and make recommendations to the Board with respect to any employment agreement or post-employment agreement with any corporate officer of the Company or its Subsidiaries or the general manager of any business unit thereof.

      8. Assist in Succession Planning and Organizational Structure. At least annually, the Committee shall report to the Board on succession planning, which shall include appropriate contingencies in case the Chief Executive


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            Officer retires or is incapacitated. The Committee shall assist the
            Board in evaluating potential successors to the Chief Executive Officer. The Committee shall also review and make recommendations to the Board with respect to retention and development plans and changes in organizational structure.

      9. Advise on Senior Management Compensation. The Committee shall advise on setting compensation for senior management (i.e., any officer or employee of the Company or a subsidiary whose base compensation exceeds $150,000) other than executive officers. The Committee shall also review the base compensation of all Grade M participants in the Management Performance Compensation Plan.

      10. Board Reports. The Committee shall report its activities to the Board at least annually and in such manner and at such times as the Committee or the Board deem appropriate.

      11. Other Delegated Duties or Responsibilities. The Committee shall perform any other duties or responsibilities delegated to the Committee by the Board from time to time.

MEETINGS

The Committee shall meet as frequently as necessary to carry out its responsibilities under this Charter. The Committee Chair shall, in consultation with the other members of the Committee and appropriate officers of the Company, establish the agenda for each Committee meeting. Each Committee member may submit items to be included on the agenda. Committee members may also raise subjects that are not on the agenda at any meeting. The Committee shall conduct its business as provided in the Company's code of regulations. The Committee Chair shall supervise the conduct of the meetings and shall have other responsibilities which the Committee may designate from time to time.

The Committee may request any officer or employee of the Company, or any representative of the Company's advisors, to attend a meeting or to meet with any members or representatives of the Committee. Any member of the Company's management whose performance or compensation is to be discussed at a Committee meeting should not attend such meeting unless specifically invited by the Committee.

DELEGATION

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee; provided that such subcommittee has a published charter in accordance with the rules of the New York Stock Exchange. In particular, the Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Committee who are (a) "Non-Employee Directors" for the purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as in effect from


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time to time, and (b) "outside directors" for the purposes of Section 162(m) of the Internal Revenue Code.

RESOURCES AND AUTHORITY

The Committee shall have appropriate resources and authority to discharge its responsibilities, including appropriate funding, in such amount as the Committee deems necessary, to compensate any consultants and any independent advisors retained by the Committee. The Committee shall have the sole authority to retain and terminate compensation consultants to assist in the evaluation of director or executive officer compensation and the sole authority to approve the fees and other retention terms of such compensation consultants. The Committee may also retain independent counsel and other independent advisors to assist it in carrying out its responsibilities.

COMPENSATION COMMITTEE REPORT

The Committee, with the assistance of management and any outside consultants the Committee deems appropriate, shall prepare a report for inclusion in the Company's proxy statement relating to the Company's annual meeting of shareholders.

ANNUAL REVIEW

At least annually, the Committee shall (a) review this Charter with the Board and recommend any changes to the Board and (b) evaluate its performance against the requirements of this Charter and review this evaluation with the Board. The evaluation shall include the goals and objectives of the Committee for the upcoming year. The Committee shall conduct its review and evaluation in such manner as it deems appropriate.

Consistent with the New York Stock Exchange listing requirements, this Charter will be included on the Company's website and will be made available upon request sent to the Company's Secretary. The Company's annual report to shareholders will state that this Charter is available on the Company's website and will be available upon request sent to the Company's Secretary.


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